UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETFis Series Trust I

(Exact name of registrant as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

1540 Broadway, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Virtus Cumberland Municipal Bond ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.	47-5456057

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [   ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [   ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-187668

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Virtus Cumberland Municipal Bond ETF to be registered hereunder is set forth in Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on December 8, 2015, which description is incorporated herein by reference.

Item 2. Exhibits.

1. Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

2. Registrant’s Certificate of Amendment to Certificate of Trust is incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on December 24, 2013.

3. Registrant’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

4. Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ETFis Series Trust I

Date:	January 12, 2017

By:	/s/ Brinton W. Frith
Name:	Brinton W. Frith
Title:	Chief Financial Officer